                                  Exhibit 99.1
Note 1:  Alta California Partners II, L.P. and Alta Embarcadero Partners II, LLC
         Alta Partners ("AP") directly and indirectly provides investment advisory services to various venture capital funds, including Alta
         California Partners II, L.P. ("ACPII") and Alta Embarcadero Partners
         II, L.P. ("AEPII"). The respective general partner and members of ACPII and AEPII exercise sole voting and investment powers over the shares owned by such funds. Certain principals of AP are members of Alta
         California Management Partners II, LLC (which is the general partner of
         ACPII) and members of AEPII. As members of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The principals of AP disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.
Note 2:  Alta BioPharma Partners II, L.P. and Alta Embarcadero BioPharma
         Partners II, LLC
         Alta Partners II, Inc. ("APII") directly and indirectly provides investment advisory services to various venture capital funds, including Alta BioPharma Partners II, L.P. ("ABPII") and Alta
         Embarcadero BioPharma Partners II, LLC ("AEBPII"). The respective general partner and managers of ABPII and AEBPII exercise sole voting and investment powers over the shares owned by such funds. Certain principals of APII are members of Alta BioPharma Management Partners
         II, LLC (which is the general partner of ABPII) and managers of AEBPII.
         As members and managers of such funds, they may be deemed to share voting and investment powers over the shares held by the funds. The principals of APII disclaim beneficial ownership of all such shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein.
Note 3:  Farah Champsi, a Director, is a managing director of Alta BioPharma
         Management Partners II, LLC (which is the general partner of Alta
         BioPharma Partners II, L.P.) ("ABPII"), and a manager of Alta
         Embarcadero BioPharma Partners II, LLC ("AEPII"). As a managing director and manager of such funds, she may be deemed to share voting and investment powers over the shares held by the funds. She is a principal of Alta Partners, but does not have voting and investment powers over the shares held by Alta California Partners II, L.P.
         ("ACPII") or Alta Embarcadero Partners II, LLC ("AEPII). She disclaims beneficial ownership of all such shares held by ABPII and AEPII, except to the extent of his proportionate pecuniary interests therein. She disclaims any beneficial ownership of all such shares held by ACPII and
         AEPII. Effective at the closing of the Issuer's initial public offering, she directly owns 42,703 shares of Common Stock. In addition, she now holds stock options for 26,666 shares of Common Stock; 4,444 shares were granted on 8/9/00 and 22,222 shares were granted on
         9/24/03. All shares subject to the option are exercisable immediately and the shares vest as follows: 1/48 of the shares vest monthly over four years beginning on the date of grant. These numbers reflect the
         1:4.5 reverse stock split, and the pre-IPO conversion ratios of 1:1 for
         Series A Preferred Stock, 1:1.0989010989011 for Series B Preferred
         Stock, and 1:1 for the Common Stock.
Note 4:  Edward Penhoet, a Director, is a director of Alta BioPharma
         Management Partners II, LLC ("ABPMII") (which is the general partner of
         Alta BioPharma Partners II, L.P.) ("ABPII"), and a limited partner of
         ABPII. As a director of ABPMII, he may be deemed to share voting and investment powers over the shares held by the fund. He is a principal of Alta Partners, but does not have voting and investment powers over the shares held by Alta California Partners II, L.P. or Alta
         Embarcadero Partners II, LLC. He disclaims beneficial ownership of all such shares held by ABPII and AEPII, except to the extent of his proportionate pecuniary interests therein. He disclaims any beneficial ownership of all such shares held by ACPII and AEPII. Effective at the closing of the Issuer's initial public offering, he directly owns
         72,241 shares of Common Stock. In addition, he now holds stock options for 48,888 shares of Common Stock; 4,444 shares were granted on 8/9/00 and 44,444 shares were granted on 9/24/03. All shares subject to the option are exercisable immediately and the shares vest as follows: 1/48 of the shares vest monthly over four years beginning on the date of grant. These numbers reflect the 1:4.5 reverse stock split, and the pre-IPO conversion ratios of 1:1 for Series A Preferred Stock,
         1:1.21773015099854 for Series C Preferred Stock, and 1:1 for the Common
         Stock that took place at the Issuer's initial public offering. Upon the closing of the Issuer's initial public offering, Dr. Penhoet's sons,
         Braden Penhoet and Stephen Penhoet, each directly own